Exhibit 99.1

KemPharm Reports Positive Data from Phase 1 Intranasal Pharmacokinetic Study of KP511, An Investigational Prodrug of Hydromorphone for the Treatment of Pain

 Statistically significant pharmacokinetic and pharmacodynamic differences of abuse potential were observed in the KP511.A01 Study

Coralville, IA – January 9, 2017 – KemPharm, Inc. (NASDAQ:KMPH), a clinical-stage specialty pharmaceutical company focused on the discovery and development of proprietary prodrugs, today announced the results of its exploratory Phase 1, double-blind, single-dose, 2-treatment, 2-period, randomized, crossover study (Study KP511.A01) intended to assess the pharmacokinetics, safety and intranasal abuse potential of KP511 Active Pharmaceutical Ingredient (API) compared to equivalent doses of hydromorphone hydrochloride (HM API). KP511 is KemPharm’s investigational prodrug of hydromorphone for the treatment of pain. The results of the study indicated that KP511 demonstrated statistically significant reduction in peak and overall hydromorphone exposure with KP511 API versus HM API. The improved pharmacokinetics of KP511 resulted in meaningful, statistically lower scores in the exploratory pharmacodynamic measures of “Drug Liking,” “Feeling High,” “Overall Drug Liking” and “Take Drug Again” when compared to HM API.

“This study provides very strong preliminary evidence that KP511 imparts significant potential for deterring intranasal abuse when compared to currently marketed hydromorphone products" said Lynn Webster MD, Vice President Scientific Affairs, PRA Health Sciences, Salt Lake City Utah, following an independent review of the Study results. "While the promising results of this exploratory study will need to be confirmed in a pivotal intranasal human abuse potential study, they show that KP511 may provide improvement across multiple abuse measures relative to hydromorphone. It was particularly important to see that the “Take Drug Again" endpoint was significantly lower with KP511. The "Take Drug Again" measure plays an important role in the premarket assessment of abuse deterrent technologies for predicting their performance in the real world. The current data suggest that KP511 may be less likely snorted, which could be a potential public health benefit.”

“We are pleased with the results of the Phase 1 study of KP511, which demonstrated that KP511 may, if the results are confirmed, provide clinically meaningful differences in intranasal abuse potential versus hydromorphone. If confirmed, this may give us the option to develop KP511 as an extended-release and immediate-release product candidate, and, if approved, could potentially provide an effective therapy to pain patients and offer a new hydromorphone product with meaningful abuse-deterrent properties,” stated Travis C. Mickle, Ph.D., President and Chief Executive Officer of KemPharm. “The decrease in mean peak hydromorphone exposure by approximately 63% combined with the delay of 30 minutes in time to peak exposure translated into significant reduction in “Drug Liking,” “Feeling High,” “Overall Drug Liking” and “Take Drug Again” scores.”

“Given the magnitude of the potential benefit, we intend to develop both an extended release (ER) and an immediate release (IR) version of KP511. The next phase in the development of KP511 is the completion of pivotal studies over the next two years, leading to potentially two New Drug Applications (NDAs) being submitted as early as 2019 with anticipated expedited review,” added Travis. “Based on our estimates, in 2015, the combined ER and IR market for hydromorphone was more than $280 million, with over 3.2 million scripts written in that year. A market this large requires products with effective abuse deterrence.”

Summary of the Preliminary Results from Study KP511.A01.

Study KP511.A01 was a Phase 1, double-blind, single-dose, 2-treatment, 2-period, randomized, crossover study intended to assess the pharmacokinetics, safety and exploratory intranasal abuse potential of KP511 API compared to hydromorphone API after intranasal administration in twenty-six nondependent recreational opioid users who reported prior insufflation experience. The primary endpoint was pharmacokinetic evaluation of hydromorphone released from KP511 API and HM API. The secondary endpoint was safety. The exploratory endpoint was the intranasal abuse potential.

Mean peak hydromorphone exposure (Cmax) was reduced by approximately 63% and median Tmax for hydromorphone was delayed by 30 minutes after insufflation of KP511 API when compared to HM API. Mean overall hydromorphone exposure with KP511 API was approximately 58% and 48% lower as measured by AUClast and AUCinf, respectively. In addition, mean cumulative hydromorphone exposures at time points following intranasal administration of KP511 were decreased from approximately 56% to 100% (higher reduction at earlier time points) with negligible hydromorphone plasma concentration prior to the 30-minute time point. The results demonstrated that KP511 prodrug may release hydromorphone at a significantly slower rate and lower extent after intranasal administration when compared to HM API. KemPharm believes the statistically significant reduction in hydromorphone exposure translated into statistically significant differences in the exploratory pharmacodynamic measures. Mean maximum scores (Emax) of “Drug Liking” and “Feeling High” for KP511 were approximately 11.4 and 23.4 points lower, respectively. Additionally, mean “Overall Drug Liking” and “Take Drug Again” scores collected at 24 hours post-dose were approximately 16.0 and 13.3 points lower, respectively. Abuse measures were assessed on bipolar and unipolar (“Feeling High” only) visual analog scales.

In a retrospective assessment of drug preference after the last treatment, a significant majority of subjects (17 out of 26) preferred HM API over KP511 API indicating that KP511 may be less attractive for intranasal abuse. Several endpoints related to intranasal irritation including nasal burning, need to blow nose, nasal discharge and facial pain were higher (i.e., more severe) for KP511 versus HM API.

About KemPharm

KemPharm is a clinical-stage specialty pharmaceutical company focused on the discovery and development of proprietary prodrugs to treat serious medical conditions through its Ligand Activated Therapy (LAT) platform technology.  KemPharm utilizes its LAT platform technology to generate improved prodrug versions of U.S. Food and Drug Administration (FDA)-approved drugs in the high need areas of pain, attention deficit hyperactivity disorder (ADHD)and other central nervous system (CNS) disorders. KemPharm’s co-lead clinical development candidates are KP415, an ER prodrug of methylphenidate for the treatment of ADHD, and KP201/IR, an acetaminophen (APAP)-free formulation of the company’s immediate release (IR) abuse deterrent hydrocodone product, KP201.  For more information on KemPharm and its pipeline of prodrug product candidates visit www.kempharm.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements include statements regarding the expected features, characteristics, development timeline and potential submission of NDAs for KP511/ER and KP511/IR. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to KemPharm and its current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the risks and uncertainties associated with: KemPharm's financial resources and whether they will be sufficient to meet KemPharm's business objectives and operational requirements; results of earlier studies and trials may not be predictive of future clinical trial results; the protection and market exclusivity provided by KemPharm's intellectual property; risks related to the drug discovery and the regulatory approval process; the impact of competitive products and technological changes; obligations to third parties regarding the potential commercialization or sale of KP511/ER or KP511/IR; and the FDA approval process, including without limitation any timelines for related approval. KemPharm's forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning KemPharm’s business are described in additional detail in KemPharm's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, and KemPharm’s other Periodic and Current Reports filed with the Securities and Exchange Commission. KemPharm is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contacts:	Media Contact:
Jason Rando / Joshua Drumm, Ph.D. Tiberend Strategic Advisors, Inc. 212-375-2665 / 2664 jrando@tiberend.com jdrumm@tiberend.com	Daniel L. Cohen Executive VP, Government and Public Relations KemPharm, Inc. 202-329-1825 dcohen@kempharm.com